AGREEMENT

This Agreement is made effective this 18th day of March, 2008 (the “Effective Date”) between and among GLOBAL CASINOS, INC., a Utah corporation (“Global”), CASINOS U.S.A., INC., a Colorado corporation (“Casinos”) and ASTRAEA INVESTMENT MANAGEMENT, L.P., as Trustee (“Astraea”).  Each of Global, Casinos and Astraea is sometimes referred to as a “Party” and may be collectively referred to as the “Parties”.

RECITALS

A.

Casinos executed a Promissory Note dated January 17, 1997 originally payable to Global Casinos, Inc., in the principal amount of $249,418.48, plus interest (the “Global Secured Note”).

B.

The Global Secured Note and Deed of Trust securing same were assigned to Astraea by an “Assignment of Promissory Note and Deed of Trust” made July 28, 1997.

C.

Casinos executed a Promissory Note dated January 17, 1997 payable to Astraea in the original principal amount of $783,103.56, plus interest (the “Astraea Secured Note”).

D.

The Global Secured Note and Astraea Secured Note were each amended pursuant to an Agreement and Amendment to Promissory Note each dated, respectively, September 17, 2002 (each respectively the “Amendment”).

E.

The Global Secured Note and Astraea Secured Note are each secured by a Deed of Trust dated January 17, 1997 and recorded April 1, 1997 in Book 617 at Page 464 in the real property records of Gilpin County, Colorado (the “Deed of Trust”), as well as a security agreement covering the tangible and intangible assets of Casinos (the “Security Agreement”).

F.

The parties desire to provide for a loan to be made by Casinos to Global, the prepayment and retirement of the Global Secured Note and for the other matters hereinbelow set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

1.

Casinos’ Loan to Global.

a.

Concurrently with the execution of this Agreement, Casinos will extend a loan to Global in the principal amount of $550,000 (the “Casinos Loan”).  The Casinos Loan shall be evidenced by a Promissory Note and shall be repayable, principal and interest, at the rate of 6% per annum, on or before June 30, 2009.

b.

In consideration of the Casinos Loan, Global shall pay to Casinos a loan fee in the amount of $5,500 concurrently with the execution hereof.

c.

Astraea herewith consents to the Casinos Loan and agrees that the making of the Casinos Loan shall not constitute an Event of Default under the Global Secured Note, the Astraea Secured Note, the Deed of Trust or Security Agreement.

d.

Concurrently herewith, Global shall pay to Astraea a Consent Fee in the amount of $5,500.

2.

Global Secured Note.

a.

The Parties stipulate and agree that the outstanding balance of principal and interest due and owing under the Global Secured Note as of March 17, 2008 is $236,685.06 (the “Global Secured Note Payoff”).

b.

Concurrently with the extension of the Casinos Loan, Casinos shall declare and pay a dividend to Global in the amount of $236,685.06.

c.

Upon receipt of the foregoing dividend, Global shall pay to Astraea the Global Secured Note Payoff, and against delivery of such payment, Astraea shall execute and deliver an Assignment of the Global Secured Note in favor of Global.  As part of the assignment, Global will subordinate any rights under the Deed of Trust or the Security Agreement to Astraea’s rights.

3.

Astraea Secured Note.

a.

The Parties stipulate and agree that as of March 17, 2008, the outstanding balance due and owing under the Astraea Secured Note is $729,040.23.

b.

Commencing March 17, 2008, the outstanding principal balance of the Astraea Secured Note shall accrue interest at the rate of 12% per annum until paid in full.  Based upon the revised rate of interest payable under the Astraea Secured Note, the monthly installment payments of principal and interest shall be revised to $7,645.82 commencing with the first payment due and payable after March 17, 2008.

c.

The Parties stipulate and agree that the outstanding principal balance and all accrued and unpaid interest due and owing under the Astraea Secured Note shall be due and payable on or before September 17, 2009 (the “Maturity Date”).

d.

The Astraea Secured Note is hereby amended to provide that in the event Astraea Secured Note is not paid in full on or before the Maturity Date, thereafter the principal amount thereof and all accrued and unpaid interest shall accrue interest at the default interest rate of 24% per annum.

4.

Assignment of Casinos’ Loan.

a.

Concurrently with the execution hereof, Casinos will execute and deliver an Assignment (with rights of reversion) in favor of Astraea, thereby assigning its interest in the Promissory Note referenced in paragraph 1 above to Astraea, with such Assignment to automatically terminate upon the payment of the Astraea Secured  Note.

5.

Astraea Reimbursement.

a.

Global will reimburse Astraea for its costs incurred in connection with the execution and delivery of this Agreement, in reasonable attorneys’ fees, up to a maximum of $2,500.

6.

Voting Agreement.

a.

The Voting Agreement shall be extended in duration until all indebtedness owed by Global or Casinos is paid in full to Astraea.

7.

Inconsistencies.

a.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other agreement between the Parties, the provisions hereof shall control.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 18th day of March, 2008.

GLOBAL CASINOS, INC.

By: /s/ Clifford L. Neuman

Clifford L. Neuman

CASINOS U.S.A., INC.

By:  /s/ Doug James

Doug James

ASTRAEA INVESTMENT MANAGEMENT, L.P.

By:

/s/ Bruce Leadbetter

Bruce Leadbetter

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